AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 2, dated as of October 18, 2012 (this “Amendment”), to the AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of April 13, 2012, as amended by Amendment No. 1 thereto, dated as of September 30, 2012 (“Amendment No. 1”), is entered into by and among Stratasys, Inc., a Delaware corporation (“Stratasys”), Objet Ltd., an Israeli corporation now known as Stratasys Ltd. (“Objet”), Seurat Holdings Inc., a Delaware corporation and an indirect wholly owned subsidiary of Objet (“Holdco”), and Oaktree Merger Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub” and together with Stratasys, Objet and Holdco, the “parties”). Capitalized terms appearing herein and not otherwise defined shall have the respective meanings assigned thereto in the Agreement.

WHEREAS

the parties entered into the Agreement with the intention of combining the businesses of Objet and Stratasys, through the merger of Merger Sub with and into Stratasys (the “Merger”), whereby Stratasys will survive as an indirect wholly owned subsidiary of Objet, and Objet will change its name to Stratasys Ltd., whose ordinary shares will be listed for trading on NASDAQ in place of the common stock of Stratasys under the symbol “SSYS”;

WHEREAS

under Section 8.1.2.1 of the Agreement, as amended by Amendment No. 1, either Stratasys or Objet may terminate the Agreement upon written notice to the other party if the Merger is not consummated on or before October 19, 2012 (the “End Date”);

WHEREAS

the parties have submitted to the Committee on Foreign Investment in the United States (“CFIUS”) a Joint Voluntary Notice filed under Section 721 of Title VII of the Defense Production Act of 1950, as amended (the “Defense Production Act”), with respect to their proposed Merger;

WHEREAS	the parties have withdrawn their Joint Voluntary Notice and resubmitted it in order to provide for up to 45 additional days of review by CFIUS as provided in the Defense Production Act;

WHEREAS

the parties to the Merger have not yet effected the Merger as of the date hereof, but they desire to extend the period during which the Merger may be effected under the Agreement until no later than December 6, 2012, subject to a separate termination right as described below in this Amendment; and

WHEREAS

each of the Objet Board, Stratasys Board and the board of directors of Merger Sub has determined that, accordingly, the extension of the End Date is advisable, fair to and in the best interests of the shareholders or stockholders (as appropriate) of Objet, Stratasys or Merger Sub (as appropriate), and Holdco, as the sole stockholder of Merger Sub, has approved and adopted this Amendment, in each case with the objective of consummating the Merger prior to the new End Date, as extended hereunder.

NOW, THEREFORE, the parties hereto hereby agree to amend the Agreement, as amended heretofore by Amendment No. 1, as follows:

     1. Amendments to Section 8.1.2 of the Agreement.

     (a) Section 8.1.2.1 of the Agreement, as amended by Amendment No. 1, is hereby amended once again such that the reference to “October 19, 2012” on the first and second lines of that Section (constituting the definition of “End Date” under the Agreement, as amended heretofore) is replaced with “December 6, 2012”.

     (b) A new sub-section of Section 8.1.2 of the Agreement, Section 8.1.2.5, is hereby added to the Agreement, which shall read as follows:

8.1.2.5.

if, notwithstanding any other provision of this Agreement to the contrary, during the period commencing on the date of Amendment No. 2 to this Agreement and ending on the End Date, it (i.e., either Stratasys or Objet) determines, in its sole and absolute discretion, that the terms for mitigation under discussion with the Committee on Foreign Investment in the United States (“CFIUS”) during its review as a condition for a determination by CFIUS to conclude action with respect to the Merger under Section 721 of Title VII of the Defense Production Act, as amended (the “Defense Production Act”), without a report or recommendation of action to the President of the United States, may have an adverse effect on the combined company following the Merger (which is stipulated as including, inter alia, any change in the corporate governance of the combined company or its subsidiaries or businesses, as contemplated by the Merger Agreement, or in the treatment of any assets or contracts of the combined company or its subsidiaries or businesses), it being agreed by Stratasys and Objet that neither party shall have the right to demand a Closing of the Merger without the consent of the other party prior to either (i) the completion of the CFIUS investigation without any recommendation to the President (i.e. clearance) or (ii) expiration of the time allowed to the President of the United States under Section 721 of Title VII of the Defense Production Act to act with respect to the Merger, without such action having been taken by the President.

     2. Agreement’s Effectiveness Intact.

     Effective as of the execution and delivery of this Amendment, all references to the Agreement shall be deemed to refer to the Agreement as further amended pursuant hereto. Notwithstanding the foregoing, the parties hereto hereby acknowledge that other than as explicitly amended hereby (or by Amendment No. 1, to the extent (if any), that any amendment effected thereby survives this Amendment), the Agreement remains in full force and effect in its original form, enforceable in accordance with its terms.

     3. Legal Authority to Enter into Amendment.

     Each of the parties represents and warrants that it has the full power and capacity to perform the Agreement, as further amended hereby, and full power and capacity to execute, deliver and perform this Amendment, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such party, enforceable in accordance with its terms. Each party agrees not to enter into any agreements inconsistent with its obligations under the Agreement, as further amended hereby.

     4. Governing Law and Jurisdiction.

     This Amendment shall be governed by and construed under the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Delaware. Each party hereby consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of such matter is vested in the Federal courts, any Federal court located in the State of Delaware, in the event any dispute arises out of this Amendment.

     5. Counterparts.

     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AMENDMENT NO. 2 TO MERGER AGREEMENT

     IN WITNESS WHEREOF, the parties hereunder have duly executed this Amendment No. 2 as of the date first written above.

STRATASYS, INC.

By:	/s/S. Scott Crump
Name:	S. Scott Crump
Title:	CEO

OBJET LTD.

By:	/s/E.A. Jaglom
Name:	E.A. Jaglom
Title:	Chairman

SEURAT HOLDINGS INC.

By:	/s/Ilan Levin
Name:	Ilan Levin
Title:	President

OAKTREE MERGER INC.

By:	/s/Ilan Levin
Name:	Ilan Levin
Title:	President